                                                            EXHIBIT 10.26


Employment Agreement between Colin A. Morris and the Registrant dated February 1, 1995.

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into this 1st day of February, 1995 by and between COLIN A. MORRIS (hereinafter referred to "EMPLOYEE") and Noven Pharmaceuticals, Inc., a Delaware Corporation having its principal office at 11960 S.W. 144th Street, Miami, Florida 33186 (hereinafter referred to as the "COMPANY").
                                  WITNESSETH:
         WHEREAS, EMPLOYEE is currently employed as Vice President of Operations of the COMPANY and has been so employed since April, 1993;

         WHEREAS, a principal inducement of the COMPANY for entering into this Agreement is the continued employment of EMPLOYEE to provide his unique qualifications, knowledge, skill and ability in conducting and developing the business of the COMPANY and its subsidiaries, in accordance with the terms of this Agreement;

         WHEREAS, EMPLOYEE desires to perform such duties and functions for the COMPANY and its subsidiaries as described herein, subject to the terms and conditions of this Agreement; and

         WHEREAS, the Compensation Committee of the Board of Directors of the COMPANY has approved the terms and conditions of the employment of EMPLOYEE as set forth herein and has authorized the execution and delivery of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein and such other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

         1.      EMPLOYMENT
                 The COMPANY hereby employs EMPLOYEE as a full-time EMPLOYEE of the COMPANY to perform the duties and functions set forth in Section 3, and EMPLOYEE hereby accepts such employment and agrees to perform such duties and functions upon the terms and conditions contained herein.

         2.      TERM
                 (a) The term of this Agreement shall be for a period of two
(2) years commencing January 1, 1995, unless sooner terminated in accordance with the terms, provisions and conditions set forth herein.

                 (b) Upon the mutual agreement of the COMPANY and EMPLOYEE, the term of this Agreement may be extended for additional periods, on the terms, provisions and conditions set forth herein. Any such extension shall be made no later than sixty (60) days prior to the termination of the original two (2) year term.

         3.      DUTIES
                 EMPLOYEE shall, and does hereby agree to, perform the following duties and functions, and any additional duties and functions as may be from time to time assigned to EMPLOYEE by the President of the COMPANY, in connection with his employment:

                 (a) To perform such duties customarily incident to the office of Vice President of Operations of the COMPANY, and such other duties and functions assigned by the President of the COMPANY from time to time.

                 (b) To promote the interests of the COMPANY and assist in its business and scientific dealings with other companies, academic institutions and medical/business groups.

                 (c) To devote such effort, time and skill to the affairs of the COMPANY as is reasonable necessary to competently perform his duties and functions, and not participate in any outside business or academic activities which would prevent such performance of duties and functions. EMPLOYEE agrees to accept no outside employment of any kind, whether as a consultant, guest lecturer or otherwise, without the prior written approval of the President of the COMPANY.

         4.      COMPENSATION

                 (a) Salary and Bonus:

                          (i) THE COMPANY shall pay EMPLOYEE an annual base
salary of One Hundred Sixty Thousand Dollars (U.S. $160,000). For each subsequent year, the Compensation Committee of the Board of Directors shall have the authority to increase the annual base salary at any time during the remainder of the term of this

Agreement or any extension thereof.

                          (ii) EMPLOYEE shall be entitled to receive a bonus
beginning December 1995 and each December thereafter; provided however, that the determination of (i) whether EMPLOYEE shall receive any bonus and (ii) the amount and form of payment of any such bonus, shall be solely in the discretion of the Compensation Committee of the Board of Directors.

                          (iii) Compensation pursuant to 3(a) and (b) shall be
paid to EMPLOYEE with the same frequency as other executives of the COMPANY are compensated.

                          (iv) EMPLOYEE'S annual base salary shall be
automatically increased minimally each year during the term of this Agreement, or any extension thereof, beginning with the year 1996 without action by the COMPANY or EMPLOYEE, by an amount which shall be necessary to adjust such annual base salary to keep pace with the increases in the cost of living. The COMPANY shall compute the increase, if any, as promptly as practicable at the end of each year during the term of this Agreement, or any extension thereof, using the "Revised Consumers Price Index - Cities" (hereinafter the "Index") published by the United States Bureau of Labor Statistics, as the basis of such compensation, with October 1994 as the base year and the corresponding Index number for the month of October each anniversary thereafter as the current Index number. Appropriate adjustments shall be promptly made in case there is a published amendment of the Index figures upon which the computation is based. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living in Miami, Florida as computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be mutually agreed upon by the parties.

         (b) Stock:

                 (i) EMPLOYEE shall be entitled to receive options for stock of the COMPANY in accordance with the prevailing policies and practices of the COMPANY then in effect, based upon performance by EMPLOYEE of his duties and functions; provided, however, that the determination to grant any such stock options shall be solely in the opinion and discretion of the COMPANY's executive management with the approval of the Chairman of the Executive Compensation/Stock Option Committee of the Board of Directors.

                 (ii) As additional consideration for entering into this Agreement, EMPLOYEE hereby agrees to the cancellation of options for 100,000 shares of common stock granted on April 12, 1993 at $10.50 per share. COMPANY shall issue new seven (7) year options in the amount of 100,000 shares at $7.75 per share, the closing price on February 1, 1995. Such options shall be dated February 1, 1995.

         (c) Employee Benefits:

                 (i) Nothing contained in this Agreement shall be construed to limit EMPLOYEE'S participation in or entitlement to any medical, health and insurance plan or coverage, or any other EMPLOYEE benefit to which EMPLOYEE would otherwise be entitled, in accordance with the prevailing policies and practices of the COMPANY then in effect, in the absence of this Agreement.

         5.      NON-COMPETITION

                 (a) During the term of this Agreement, and for a period of two
(2) years following termination of the services of EMPLOYEE with the COMPANY unless waived in writing by a majority vote of the Board of Directors of the COMPANY, EMPLOYEE shall not, directly or indirectly, whether as principal, agent, shareholder (except as set forth below) or in any other capacity, whether or not compensation is received, engage or participate in any activity for, be employed by, assist or have an equity interest in (other than as a passive investor of no more than ten percent (10%) with no involvement in the management or conduct of the affairs of business of such entity) any business or other entity which is or plans to develop, manufacture, market or sell any pharmaceutical product designed to compete directly with the transdermal/transoral or topical products of the COMPANY and its subsidiaries which are under active development or are manufactured, marketed or sold during the term of this Agreement.

                 (b) EMPLOYEE acknowledges that the provisions of Section 5(a) are reasonably necessary for the purposes of protecting the COMPANY'S legitimate business interests and goodwill. It is accordingly the intention of the parties that this Section 5(a) be enforceable to the fullest extent permissible under applicable law. EMPLOYEE agrees, however, that in the event any restriction or limitation of Section 5(a), or any portion thereof, shall be declared or held to be invalid or unenforceable by a court of competent jurisdiction, then such restriction or limitation shall be deemed amended to substitute or modify it, as either or both may be necessary, to render it valid and enforceable.

                 (c) EMPLOYEE acknowledges and agrees that a breach or threatened breach of Section 5 of this Agreement will cause irreparable injury to COMPANY'S legitimate business interests and goodwill. The COMPANY shall accordingly be entitled to injunctive relief from a court of competent jurisdiction without the posting of bond or security, in addition to any other rights, remedies or damages available to the COMPANY.

         6.      TERMINATION

                 (a) This agreement may be terminated upon mutual agreement in writing of the COMPANY and EMPLOYEE.

                 (b) This Agreement may be terminated by the COMPANY for cause, for breach of Section 5(a), or for any intentional breach of any material term, provision or condition of this Agreement. For purposes of this Agreement, the term "cause" when used with reference to the termination of the services of EMPLOYEE, shall mean the termination by vote of a majority of the Board of Directors of the COMPANY, after giving EMPLOYEE (i) not less than ten (10) days prior written notice stating the specific action proposed to be taken and the grounds therefor and (ii) a reasonable opportunity to respond to such notice at a meeting of the Board of Directors of the COMPANY, that one of the following events has occurred and such event and/or condition is the reason for termination:

                          (i) Willful, substantial or continuing neglect or
inattention by EMPLOYEE of or to the duties in Section 3;

                          (ii) Willful misconduct or gross negligence of
EMPLOYEE in connection with the performance of such duties; or

                          (iii) The refusal of EMPLOYEE to perform any of the
duties described in Section 3 or elsewhere in the Agreement, or the reasonable instructions of the President of the Company.

                 (c) This Agreement shall terminate upon the death or permanent disability of EMPLOYEE. For purposes of this Agreement, the term "permanent disability" when used with reference to the termination of the services of EMPLOYEE shall mean a mental or physical illness or condition which renders EMPLOYEE incapable of performing EMPLOYEE'S duties and functions with the COMPANY for a period of one hundred eighty (180) consecutive days during the term of this Agreement or any extension thereof, as determined by the Board of Directors of the COMPANY, who shall also determine the date of onset of permanent disability. In such event, the COMPANY shall pay EMPLOYEE, or his designated beneficiaries, estate or legal representatives the death and disability payments as set forth in Section 7.

                 (d) In the event that the COMPANY shall cease operations without the transfer of its business, in whole or in part, to a successor, this Agreement shall terminate as of the last day of the month on which the COMPANY ceases operation with the same force and effect as if such last day of the month were originally set as the termination date thereof.

         7.      DISABILITY. DEATH AND SEVERANCE PAYMENTS

                 In the event of termination of this Agreement under any of the following conditions, the COMPANY shall provide the payments and/or benefits to EMPLOYEE as follows:

                 (a) Disability: In the event that EMPLOYEE shall become disabled and terminated for such disability pursuant to Section 6(c), then EMPLOYEE shall continue to receive his annual salary at the date of onset of such disability for the remaining term of this Agreement or any extension thereof; provided, however that payment of such salary shall be reduced by the amount of any disability payments received by EMPLOYEE from any insurance policy or policies paid for by the COMPANY.

                 (b) Death:     EMPLOYEE'S designated beneficiaries, legal
representatives or estate shall receive for a period of one year or the remaining term of this Agreement or any extension thereof, whichever is less, the compensation EMPLOYEE would have otherwise received as an active EMPLOYEE pursuant to Sections 4(a).

                 (c) Severance: If EMPLOYEE is terminated pursuant to
Section 6(b) or resigns or leaves the COMPANY, through no act of the COMPANY, then EMPLOYEE shall receive no payments and/or benefits after the date of termination. If EMPLOYEE is terminated pursuant to Section 6(a), then EMPLOYEE shall receive all compensation to which EMPLOYEE would be entitled under this Agreement.

                 (d) Stock Options: Any unvested options shall terminate in accordance with the Stock Option Plan in the event that EMPLOYEE does not, for any reason, remain in the employ of the COMPANY or in the event that EMPLOYEE is terminated pursuant to Section 6(b) herein.

         8.      NOTICES

                 Any notice required or permitted to be given under this Agreement shall be in writing and made by certified mail, return-receipt requested, postage prepaid or by hand delivery, telex or facsimile, and shall be deemed to have been given upon receipt or actual notice.

         9.      WAIVER

                 Any failure on the part of the COMPANY to insist upon the performance of this Agreement, or any part thereof, at any time or from time to time, shall not constitute a waiver of any right, or future performance of any term, provision or covenant, under this Agreement.

         10.     ASSIGNMENT

                 This Agreement shall inure to the benefit of and be binding on
(a) the COMPANY's successors and assigns, including without limitation, any person or entity which may acquire substantially all of the COMPANY'S assets or business, or with or into which the COMPANY may be merged, consolidated, liquidated or otherwise combined and (b) so far as legally possible, on EMPLOYEE'S heirs, administrators, executors and legal representatives.

         11.     SEVERABILITY

                 The invalidity or unenforceability of any term, provision or condition of this Agreement shall not impair or affect the validity or enforceability of any other term, provision or condition. In the event of such invalidity or enforceability, the term, provision or condition shall, in so far as possible, be substituted or modified to implement the purpose thereof in a valid or enforceable way.

         12.     GOVERNING LAW

                 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, both substantive and procedural, without regard to choice-of-law principles. Venue for any legal proceeding relating to or arising from this Agreement shall be exclusively in Dade County, Florida.

         13.     ENTIRE AGREEMENT

                 This Agreement, together with the Confidential Disclosure and Invention Agreement attached hereto and executed contemporaneously herewith and all prior stock agreements and/or grants, contains the entire understanding and agreement of parties with respect to the subject matter hereof, and supersedes all prior understandings and agreements directed thereto. No modification, amendment, alteration or waiver shall be valid or binding except as may be specifically authorized herein or by a written document duly executed by the parties or their representatives.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.


NOVEN PHARMACEUTICALS, INC.                COLIN A. MORRIS

By:


/s/ Sheldon H. Becher                      /s/ Colin A. Morris
----------------------------               ----------------------
SHELDON H. BECHER, DIRECTOR,
CHAIRMAN OF EXECUTIVE
  COMPENSATION/STOCK OPTION
  COMMITTEE